Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Charles, (269) 961-3799

Kellogg Company Reports Third Quarter 2016 Results

BATTLE CREEK, Mich. - November 1, 2016 - Kellogg Company (NYSE: K) today announced third-quarter 2016 results, updated its earnings outlook for 2016, and reiterated its plans and progress toward improved profit margins for 2017.
"Our third quarter earnings exceeded our expectations, on the strength of good operating margin expansion and a favorable tax rate," said John Bryant, Kellogg Company’s chairman and chief executive officer. “Our sales were affected by trade-inventory reductions in U.S. cereal, a challenging U.K. market, and portfolio transformations that have taken longer than anticipated to execute. However, we did realize growth in U.S. Snacks, U.S. Specialty Channels, Latin America, and Asia-Pacific, and every Region posted operating-profit margin expansion. Most importantly, we continued to make progress against priorities that will enable improved performance in Q4 and in 2017."

* All guidance and goals expressed in this press release are on a currency-neutral comparable basis. Expected net sales, margins, operating profit, operating profit margin and earnings per share are provided on a non-GAAP, currency-neutral comparable basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	October 1, 2016	October 3, 2015	% Change	October 1, 2016	October 3, 2015	% Change
Reported Net Sales	$3,254	$3,329	(2.2)%	$9,917	$10,383	(4.5)%
Comparable Net Sales *	$3,247	$3,329	(2.5)%	$9,890	$10,380	(4.7)%
Comparable Net Sales excluding Venezuela *	$3,240	$3,325	(2.6)%	$9,867	$10,190	(3.2)%
Currency-Neutral Comparable Net Sales *	$3,296		(1.0)%	$10,883		4.8%
Currency-Neutral Comparable Net Sales excluding Venezuela *	$3,270		(1.6)%	$10,031		(1.6)%

Reported Operating Profit	$410	$334	22.9%	$1,297	$1,130	14.8%
Comparable Operating Profit *	$482	$466	3.3%	$1,509	$1,499	0.7%
Comparable Operating Profit excluding Venezuela *	$479	$465	2.9%	$1,501	$1,473	1.9%
Currency-Neutral Comparable Operating Profit *	$499		6.8%	$1,769		17.9%
Currency-Neutral Comparable Operating Profit excluding Venezuela *	$489		5.0%	$1,531		3.9%

Reported Net Income (Loss) Attributable to Kellogg Company	$292	$205	42.0%	$747	$655	14.1%
Comparable Net Income (Loss) Attributable to Kellogg Company *	$340	$301	13.0%	$1,002	$978	2.5%
Currency-Neutral Comparable Net Income (Loss) Attributable to Kellogg Company *	$356		18.3%	$1,181		20.8%

Reported Diluted Earnings Per Share	$0.82	$0.58	41.4%	$2.11	$1.84	14.7%
Comparable Diluted Earnings Per Share *	$0.96	$0.85	12.9%	$2.83	$2.75	2.9%
Currency-Neutral Comparable Diluted Earnings Per Share *	$1.00		17.6%	$3.33		21.1%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.

Q3 Results:

•	Currency-neutral comparable operating profit and earnings were ahead of the Company's expectations in the third quarter.

•
Kellogg’s Q3 2016 GAAP (or "reported") earnings per share were up 41% from the prior-year quarter, driven mainly by decreased one-time costs, higher profit margins, and a lower effective tax rate. Non-GAAP, comparable earnings per share were up 13% from the year-earlier quarter, despite the negative impact of currency translation. Non-GAAP, currency-neutral comparable earnings increased by nearly 18% year-on-year, and ahead of the Company’s expectations, owing primarily to better profit-margin expansion across all Regions and a lower effective tax rate.

•
Quarterly reported operating profit increased sharply due to lower one-time costs, as well as to profit-margin expansion across all Regions. Currency-neutral comparable operating profit increased because of the profit-margin benefit of efficiencies in SG&A expenses, reflecting the impact of Zero-Based Budgeting.

•
Third-quarter 2016 reported net sales decreased, led by adverse currency translation, while currency-neutral comparable net sales declined because of trade-inventory reductions in U.S. cereal, softness in U.K. cereal, and portfolio transitions in our U.S. Frozen and Kashi businesses.

Reconciliation of Non-GAAP Amounts - As Reported to Currency-Neutral Comparable Earnings Per Share
	Quarter ended		Year-to-date period ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015

Reported EPS	$0.82	$0.58	$2.11	$1.84
Mark-to-Market (pre-tax)	(0.09)	(0.08)	(0.10)	(0.17)
Project K and Cost Reduction Activities (pre-tax)	(0.11)	(0.24)	(0.46)	(0.68)
Other Costs Impacting Comparability (pre-tax)	—	—	(0.43)	0.13
Integration Costs (pre-tax)	(0.01)	(0.01)	(0.01)	(0.05)
Remeasurement of Venezuelan Business (pre-tax)	—	(0.04)	(0.03)	(0.46)
Income Tax Benefit Applicable to Adjustments, Net*	0.07	0.10	0.31	0.32
Comparable EPS	0.96	0.85	2.83	2.75

Foreign Exchange	(0.04)		(0.50)

Currency-Neutral Comparable EPS	$1.00		$3.33
* Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
Q3 Business Performance*:
Please refer to the segment tables in the back of this document.

•
The Company continued to make progress on its 2016 priorities, including improving currency-neutral comparable basis operating profit margins across every Region, through various productivity initiatives; gaining share in U.S. cereal; improving performance in U.S. Snacks; generating good emerging-markets growth; and growing Pringles globally.

•
Kellogg North America’s net sales declined on a reported and currency-neutral comparable basis, but reported and currency-neutral comparable operating profit increased on the strength of cost savings under the Project K and Zero-Based Budgeting initiatives.

•
The U.S. Morning Foods segment posted a net sales decline on both a reported and currency-neutral comparable basis, but it improved its category share, led by its six core cereal brands and Pop-Tarts. On both a reported and currency-neutral comparable basis, the segment's operating profit margin again improved strongly, driving operating profit growth in the quarter.

•
The U.S. Snacks segment posted flat net sales on both a reported and currency-neutral comparable basis, an improvement in trend led by core brands like Cheez-It, Pringles, and Rice Krispies Treats, each of which grew consumption. On both a reported and currency-neutral comparable basis, the segment posted another quarter of strong operating profit margin expansion, leading to operating profit growth in the quarter.

•
The U.S. Specialty Channels segment posted increases in reported and currency-neutral comparable net sales in the quarter, with growth in key brands and channels. On both a reported and currency-neutral comparable basis, the segment increased its operating profit margin, growing operating profit in the quarter.

•
The North America Other segment, which is comprised of the U.S. Frozen Foods, Kashi, and Canadian businesses, posted a decrease in reported and currency-neutral comparable net sales, due to the volume impact of price increases in Canada, and continued impacts of portfolio rationalization and food and packaging transitions in Frozen Foods and Kashi. On a reported and currency-neutral comparable basis, the net sales decline pulled down the segment's operating profit in the quarter.

•
Kellogg Europe posted a decrease in reported net sales, driven primarily by adverse currency translation, while currency-neutral comparable net sales decreased slightly. The decline was due to lower sales in the U.K., where we continue to face a challenging retailer environment. This more than offset broad-based growth elsewhere in the Region, led by improving share trends in cereal and continued growth in Pringles. Both on a reported and currency-neutral comparable basis, Europe improved its operating profit margins, which drove an increase in operating profit in the quarter.

•
In Latin America, reported net sales decreased due to adverse currency translation, while currency-neutral comparable net sales increased strongly because of inflationary Venezuela; currency-neutral comparable net sales also increased outside of Venezuela, led by gains in Mexico and Brazil, even amidst difficult economic conditions across the region. On a reported and currency-neutral comparable basis, both with and without Venezuela, Latin America improved its operating profit margin, driving strong operating profit growth in the quarter.

•
Reported and currency-neutral comparable net sales in Asia Pacific increased, led by good growth across the region for Pringles. While not reported in our sales results, the joint ventures in China and West Africa continued to grow at a double-digit rate. On both a reported and currency-neutral comparable basis, Asia Pacific increased its operating profit margin, generating operating profit growth in the quarter.

Full Year 2016 Outlook*:

•
The Company increased its full-year guidance for earnings per share on a currency-neutral comparable basis. Specifically, it raised its guidance range by about a nickel, to $4.16-$4.23, reflecting the lower effective tax rate it realized during Q3.

•
Guidance is unchanged for currency-neutral comparable operating profit, which the Company still believes will come in at the high end of its previously communicated ranges: Growth of 15-17%, or 4-6% excluding Venezuela. This reflects better-than-anticipated margin expansion, which should offset the impact of net sales coming in lower than expected.

•
The Company modestly softened its net sales outlook; we now expect to grow a little less than 4% on a currency-neutral comparable basis, and down about 1% excluding Venezuela; the latter is a reduction from previous guidance of flat.

•
Incorporated into our earnings per share guidance is the company's recently announced acquisition in Brazil, which it expects to close during the fourth quarter. To help fund this acquisition without increasing our debt, we intend to curb share buybacks during the fourth quarter. Even with a resultant increase in shares outstanding, we expect the acquisition to have only a slight impact on our reported earnings per share in 2016 and 2017, as its integration costs should fall within the range we had already communicated; no material impact is expected on our currency-neutral comparable earnings per share for either year.

•	Cash from operating activities should be approximately $1.6 billion. The Company continues to expect full-year cash flow of approximately $1.1 billion, which includes capital expenditure.

Preliminary Outlook for 2017*:

•	The Company reiterated its plans to achieve high single-digit growth in currency-neutral comparable operating profit in 2017, excluding Venezuela.

•
Previously announced productivity efforts, including Project K restructuring savings, Zero-Based Budgeting expense efficiency, and price realization through Revenue Growth Management, should move currency-neutral comparable-basis operating profit margin toward its goal of achieving 350 basis points increase from 2015 levels through 2018, excluding Venezuela.

•
As previously communicated, currency-neutral comparable net sales, excluding Venezuela, are projected to be flat in 2017, reflecting sequential improvement as we continue to stabilize portions of our business.

Conference Call / Webcast
Kellogg will host a conference call to discuss results and outlook on Tuesday, November 1, 2016 at 9:00 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.
About Kellogg Company
At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2015 sales of more than $13 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.
Non-GAAP Financial Measures
This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.
Non-GAAP financial measures used include comparable net sales, comparable gross margin, comparable SGA, comparable operating profit, comparable operating profit margin, comparable effective tax rate, comparable net income attributable to Kellogg Company, comparable diluted EPS, and cash flow. These non-GAAP financial measures are also evaluated for year-over-year growth and on a currency-neutral basis to evaluate the underlying growth of the business and to exclude the effect of foreign currency. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•
Comparable net sales: We adjust the GAAP financial measures to exclude the pre-tax effect of acquisitions, divestitures, and shipping day differences. We excluded the items which we believe may obscure trends in the company's underlying net sales performance. By providing this non-GAAP net sales measure, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses this non-GAAP measure to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. This non-GAAP measure is also used to make decisions regarding the future direction of our business, and for resource allocation decisions. Currency-neutral comparable net sales represents comparable net sales excluding the impact of foreign currency.

•
Comparable gross profit, comparable gross margin, comparable SGA, comparable SGA%, comparable operating profit, comparable operating profit margin, comparable net income attributable to Kellogg Company, and comparable diluted EPS: We adjust the GAAP financial measures to exclude the effect of Project K and cost reduction activities, acquisitions, divestitures, integration costs, mark-to-market adjustments for pension plans, commodities and certain foreign currency contracts, costs associated with the VIE deconsolidation, costs associated with the early redemption of debt outstanding, and costs associated with the Venezuela remeasurement. We excluded the items which we believe may obscure trends in the company's underlying profitability. The impact of acquisitions are not excluded from comparable diluted EPS. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments. Currency-neutral comparable represents comparable excluding foreign currency impact.

•
Comparable effective tax rate: We adjust the GAAP financial measure to exclude tax effect of Project K and cost reduction activities, integration costs, mark-to-market adjustments for pension plans, commodities and certain foreign currency contracts, costs associated with the Venezuela remeasurement, costs associated with the VIE deconsolidation, and costs associated with the early redemption of debt outstanding. We excluded the items which we believe may obscure trends in the company's underlying tax rate. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the company's effective tax rate for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.

•
Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.

These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-looking guidance for comparable net sales, comparable operating profit, comparable operating profit margin, comparable net income attributable to Kellogg, comparable diluted EPS, and cash flow is included in this press release. Guidance for net sales and operating profit excludes the impact of mark-to-market adjustments, integration costs, costs related to Project K, acquisitions, dispositions, foreign-currency translation, remeasurement of the Venezuelan business, and other items that could affect comparability.  Guidance for earnings per share excludes the impact of mark-to-market adjustments, integration costs, costs related to Project K, foreign-currency translation, remeasurement of the Venezuelan business, and other items that could affect comparability; it includes the impact of acquisitions and dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments, Venezuela remeasurement, acquisitions or dispositions because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices) or future decisions to be made by our management team and Board of Directors. As a result, these items are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance:

Reconciliation of Non-GAAP amounts - 2016 Full Year Guidance*
	Net sales	Operating profit	EPS
Currency-Neutral Comparable Guidance	Approx. 4.0%	15.0% - 17.0%	$4.16 - $4.23
Foreign currency impact	(7.6%)	(13.7%)	($.52)
Comparable Guidance	Approx. (3.6%)	1.3% - 3.3%	$3.64 - $3.71

Impact of certain items that are excluded from Non-GAAP guidance:
Project K and cost reduction activities	-	5.9% - 9.5%	($.70) - ($.56)
Other costs impacting comparability	-	(3.9%) - (4.0%)	($.43)
Integration costs	-	1.0% - 1.3%	($.04) - ($.03)
Income tax benefit applicable to adjustments, net**			$.36 - $.32
* 2016 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP, comparable and currency-neutral comparable basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.  The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(millions)
Approximately
Full Year 2016
Net cash provided by (used in) operating activities	$1,600
Additions to properties	($500)
Cash Flow	$1,100

The estimated full-year impact of foreign currency is calculated based on the difference between current-year forward rates and prior-year rates that were available at the end of the current reporting period for each currency in which the Company is expected to transact.  These rates were applied to forecasted revenue and expense activity for the remainder of the year to estimate year-over-year foreign currency impact.
Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, Zero-Based Budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K and zero-based budgeting as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K and Zero-Based Budgeting in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net sales	$3,254	$3,329	$9,917	$10,383
Cost of goods sold	1,990	2,096	6,138	6,664
Selling, general and administrative expense	854	899	2,482	2,589
Operating profit	410	334	1,297	1,130
Interest expense	58	56	343	168
Other income (expense), net	3	(6)	7	(78)
Income before income taxes	355	272	961	884
Income taxes	62	66	215	227
Earnings (loss) from unconsolidated entities	(1)	(1)	1	(3)
Net income	$292	$205	$747	$654
Net income (loss) attributable to noncontrolling interests	—	—	—	(1)
Net income attributable to Kellogg Company	$292	$205	$747	$655
Per share amounts:
Basic	$0.83	$0.58	$2.13	$1.85
Diluted	$0.82	$0.58	$2.11	$1.84
Dividends per share	$0.52	$0.50	$1.52	$1.48
Average shares outstanding:
Basic	350	354	350	354
Diluted	354	356	354	356
Actual shares outstanding at period end			351	354

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	October 1, 2016	October 3, 2015
Operating activities
Net income	$747	$654
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	357	387
Postretirement benefit plan expense (benefit)	(53)	(68)
Deferred income taxes	(26)	(61)
Stock compensation	45	32
Venezuela remeasurement	11	165
Variable-interest entity impairment	—	(49)
Other	(14)	35
Postretirement benefit plan contributions	(29)	(21)
Changes in operating assets and liabilities, net of acquisitions	(17)	(105)
Net cash provided by (used in) operating activities	1,021	969
Investing activities
Additions to properties	(376)	(389)
Acquisitions, net of cash acquired	(21)	(161)
Investments in unconsolidated entities, net proceeds	27	(456)
Other	(11)	43
Net cash provided by (used in) investing activities	(381)	(963)
Financing activities
Net issuances (reductions) of notes payable	(749)	533
Issuances of long-term debt	2,061	672
Reductions of long-term debt	(1,230)	(604)
Net issuances of common stock	356	196
Common stock repurchases	(426)	(381)
Cash dividends	(533)	(523)
Other	—	(3)
Net cash provided by (used in) financing activities	(521)	(110)
Effect of exchange rate changes on cash and cash equivalents	(24)	(40)
Increase (decrease) in cash and cash equivalents	95	(144)
Cash and cash equivalents at beginning of period	251	443
Cash and cash equivalents at end of period	346	$299

Supplemental financial data:
Net cash provided by (used in) operating activities	$1,021	$969
Additions to properties	(376)	(389)
Cash Flow (operating cash flow less property additions) (a)	$645	$580

(a)	Non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" paragraph and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	October 1, 2016	January 2, 2016
	(unaudited)	*
Current assets
Cash and cash equivalents	$346	$251
Accounts receivable, net	1,523	1,344
Inventories:
Raw materials and supplies	321	315
Finished goods and materials in process	899	935
Deferred income taxes	—	227
Other prepaid assets	207	164
Total current assets	3,296	3,236
Property, net of accumulated depreciation of $5,356 and $5,236	3,558	3,621
Investments in unconsolidated entities	438	456
Goodwill	4,971	4,968
Other intangibles, net of accumulated amortization of $52 and $47	2,287	2,268
Pension	256	231
Other assets	513	471
Total assets	$15,319	$15,251
Current liabilities
Current maturities of long-term debt	$1,138	$1,266
Notes payable	454	1,204
Accounts payable	1,986	1,907
Accrued advertising and promotion	517	447
Accrued income taxes	35	42
Accrued salaries and wages	280	325
Other current liabilities	591	548
Total current liabilities	5,001	5,739
Long-term debt	6,296	5,275
Deferred income taxes	459	685
Pension liability	928	946
Nonpension postretirement benefits	50	77
Other liabilities	385	391
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	786	745
Retained earnings	6,807	6,597
Treasury stock, at cost	(4,008)	(3,943)
Accumulated other comprehensive income (loss)	(1,505)	(1,376)
Total Kellogg Company equity	2,185	2,128
Noncontrolling interests	15	10
Total equity	2,200	2,138
Total liabilities and equity	$15,319	$15,251
 * Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

	Quarter ended October 1, 2016				Year-to-date period ended October 1, 2016
(Results are unaudited)	Net sales	Cost of goods sold	Selling, general and administrative expense	Operating profit	Net sales	Cost of goods sold	Selling, general and administrative expense	Operating profit
Mark-to-market	$—	$3	$28	$(31)	$—	$12	$23	$(35)
Project K and cost reduction activities	—	12	28	$(40)	—	66	98	$(164)
Other costs impacting comparability	—	—	—	$—	—	—	—	$—
Integration costs and acquisitions/divestitures	7	4	4	$(1)	27	19	8	$—
Shipping day differences	—	—	—	$—	—	—	—	$—
Venezuela remeasurement	—	—	—	$—	—	12	1	$(13)
Foreign currency impact	(49)	(25)	(7)	$(17)	(993)	(647)	(86)	$(260)
Comparable adjustments	$(42)	$(6)	$53	$(89)	$(966)	$(538)	$44	$(472)

	Quarter ended October 3, 2015				Year-to-date period ended October 3, 2015
(Results are unaudited)	Net sales	Cost of goods sold	Selling, general and administrative expense	Operating profit	Net sales	Cost of goods sold	Selling, general and administrative expense	Operating profit
Mark-to-market	$—	$26	$1	$(27)	$—	$60	$(1)	$(59)
Project K and cost reduction activities	(2)	57	26	$(85)	(4)	154	85	$(243)
Other costs impacting comparability	—	—	—	$—	—	—	(67)	$67
Integration costs and acquisitions/divestitures	2	4	5	$(7)	10	18	10	$(18)
Shipping day differences	—	—	—	$—	(3)	(3)	—	$—
Venezuela remeasurement	—	10	3	$(13)	—	110	6	$(116)
Foreign currency impact	—	—	—	$—	—	—	—	$—
Comparable adjustments	$—	$97	$35	$(132)	$3	$339	$33	$(369)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Adjustments to Reconcile As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

	Quarter ended October 1, 2016				Year-to-date period ended October 1, 2016
(Results are unaudited)	Interest expense	Income taxes	Net income (loss) attributable to Kellogg Company	Per share amount: Diluted	Interest expense	Income taxes	Net income (loss) attributable to Kellogg Company	Per share amount: Diluted
Mark-to-market	$—	$—	$(31)	$(0.09)	$—	$—	$(35)	$(0.10)
Project K and cost reduction activities	—	—	(40)	(0.11)	—	—	(164)	(0.46)
Other costs impacting comparability	—	—	—	—	153	—	(153)	(0.43)
Integration costs	—	—	(1)	(0.01)	—	—	(1)	(0.01)
Shipping day differences	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(11)	(0.03)
Income tax benefit applicable to adjustments, net	—	(24)	24	0.07	—	(109)	109	0.31
Foreign currency impact	1	(2)	(16)	(0.04)	(9)	(70)	(179)	(0.50)
Comparable adjustments	$1	$(26)	$(64)	$(0.18)	$144	$(179)	$(434)	$(1.22)

	Quarter ended October 3, 2015				Year-to-date period ended October 3, 2015
(Results are unaudited)	Interest expense	Income taxes	Net income (loss) attributable to Kellogg Company	Per share amount: Diluted	Interest expense	Income taxes	Net income (loss) attributable to Kellogg Company	Per share amount: Diluted
Mark-to-market	$—	$—	$(27)	$(0.08)	$—	$—	$(59)	$(0.17)
Project K and cost reduction activities	—	—	(85)	(0.24)	—	—	(243)	(0.68)
Other costs impacting comparability	—	—	—	—	—	—	48	0.13
Integration costs	—	—	(7)	(0.01)	—	—	(19)	(0.05)
Shipping day differences	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	(13)	(0.04)	—	—	(165)	(0.46)
Income tax benefit applicable to adjustments, net	—	(36)	36	0.10	—	(115)	115	0.32
Foreign currency impact	—	—	—	—	—	—	—	—
Comparable adjustments	$—	$(36)	$(96)	$(0.27)	$—	$(115)	$(323)	$(0.91)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Quarter ended October 1, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$733	$796	$284	$402	$2,215	$594	$197	$248	$—	$3,254
Project K and cost reduction activities	—	—	—	—	—	—	—	—	—	—
Integration costs and acquisitions/divestitures	—	—	—	1	1	6	—	—	—	7
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Comparable net sales	$733	$796	$284	$401	$2,214	$588	$197	$248	$—	$3,247
Comparable net sales excluding Venezuela							$190			$3,240
Foreign currency impact	—	—	—	1	1	(33)	(29)	12	—	(49)
Currency-neutral comparable net sales	$733	$796	$284	$400	$2,213	$621	$226	$236	$—	$3,296
Currency-neutral comparable net sales excluding Venezuela							$200			$3,270
Quarter ended October 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$762	$795	$281	$426	$2,264	$628	$202	$235	$—	$3,329
Project K and cost reduction activities	—	—	—	—	—	(2)	—	—	—	(2)
Integration costs and acquisitions/divestitures	—	—	—	—	—	—	—	2	—	2
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Comparable net sales	$762	$795	$281	$426	$2,264	$630	$202	$233	$—	$3,329
Comparable net sales excluding Venezuela							$198			$3,325
% change - 2016 vs. 2015:
Reported growth	(3.8)%	0.1%	1.1%	(5.7)%	(2.2)%	(5.4)%	(2.2)%	5.4%	—%	(2.2)%
Project K and cost reduction activities	—%	—%	—%	—%	—%	0.3%	—%	—%	—%	0.1%
Integration costs and acquisitions/divestitures	—%	—%	—%	0.2%	—%	0.9%	—%	(0.7)%	—%	0.2%
Differences in shipping days	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Comparable growth	(3.8)%	0.1%	1.1%	(5.9)%	(2.2)%	(6.6)%	(2.2)%	6.1%	—%	(2.5)%
Comparable growth excluding Venezuela							(3.8)%			(2.6)%
Foreign currency impact	—%	—%	—%	0.3%	0.1%	(5.2)%	(14.2)%	5.1%	—%	(1.5)%
Currency-neutral comparable growth	(3.8)%	0.1%	1.1%	(6.2)%	(2.3)%	(1.4)%	12.0%	1.0%	—%	(1.0)%
Volume (tonnage)					(1.9)%	(1.1)%	(4.6)%	1.0%	—%	(1.8)%
Pricing/mix					(0.4)%	(0.3)%	16.6%	—%	—%	0.8%
Currency-neutral comparable growth excluding Venezuela							1.8%			(1.6)%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Year-to-date period ended October 1, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$2,227	$2,431	$931	$1,222	$6,811	$1,821	$593	$692	$—	$9,917
Project K and cost reduction activities	—	—	—	—	—	—	—	—	—	—
Integration costs and acquisitions/divestitures	—	—	—	2	2	25	—	—	—	27
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Comparable net sales	$2,227	$2,431	$931	$1,220	$6,809	$1,796	$593	$692	$—	$9,890
Comparable net sales excluding Venezuela							$570			$9,867
Foreign currency impact	—	—	—	(14)	(14)	(80)	(889)	(10)	—	(993)
Currency-neutral comparable net sales	$2,227	$2,431	$931	$1,234	$6,823	$1,876	$1,482	$702	$—	$10,883
Currency-neutral comparable net sales excluding Venezuela							$630			$10,031
Year-to-date period ended October 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$2,280	$2,484	$912	$1,298	$6,974	$1,885	$825	$699	$—	$10,383
Project K and cost reduction activities	—	—	—	(2)	(2)	(2)	—	—	—	(4)
Integration costs and acquisitions/divestitures	—	—	—	—	—	—	—	10	—	10
Differences in shipping days	—	—	—	—	—	(3)	—	—	—	(3)
Comparable net sales	$2,280	$2,484	$912	$1,300	$6,976	$1,890	$825	$689	$—	$10,380
Comparable net sales excluding Venezuela							$635			$10,190
% change - 2016 vs. 2015:
Reported growth	(2.3)%	(2.1)%	2.1%	(5.8)%	(2.3)%	(3.4)%	(28.1)%	(1.1)%	—%	(4.5)%
Project K and cost reduction activities	—%	—%	—%	0.2%	0.1%	0.1%	—%	—%	—%	—%
Integration costs and acquisitions/divestitures	—%	—%	—%	0.2%	—%	1.3%	—%	(1.4)%	—%	0.2%
Differences in shipping days	—%	—%	—%	—%	—%	0.2%	—%	—%	—%	—%
Comparable growth	(2.3)%	(2.1)%	2.1%	(6.2)%	(2.4)%	(5.0)%	(28.1)%	0.3%	—%	(4.7)%
Comparable growth excluding Venezuela							(10.1)%			(3.2)%
Foreign currency impact	—%	—%	—%	(1.1)%	(0.2)%	(4.2)%	(107.9)%	(1.5)%	—%	(9.5)%
Currency-neutral comparable growth	(2.3)%	(2.1)%	2.1%	(5.1)%	(2.2)%	(0.8)%	79.8%	1.8%	—%	4.8%
Volume (tonnage)					(1.8)%	—%	(4.3)%	2.5%	—%	(1.3)%
Pricing/mix					(0.4)%	(0.8)%	84.1%	(0.7)%	—%	6.1%
Currency-neutral comparable growth excluding Venezuela							(0.5)%			(1.6)%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Quarter ended October 1, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$144	$78	$68	$43	$333	$78	$27	$21	$(49)	$410
Mark-to-market	—	—	—	—	—	—	—	—	(31)	(31)
Project K and cost reduction activities	(4)	(8)	(1)	(7)	(20)	(6)	(2)	(2)	(10)	(40)
Other costs impacting comparability	—	—	—	—	—	—	—	—	—	—
Integration costs and acquisitions/divestitures	—	—	—	—	—	—	1	—	(2)	(1)
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	—	—	—	—
Comparable	$148	$86	$69	$50	$353	$84	$28	$23	$(6)	$482
Comparable excluding Venezuela							$25		$(6)	$479
Foreign currency impact	—	—	—	1	1	(8)	(9)	2	(3)	(17)
Currency-neutral comparable	$148	$86	$69	$49	$352	$92	$37	$21	$(3)	$499
Currency-neutral comparable excluding Venezuela							$28		$(4)	$489
Quarter ended October 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$110	$62	$63	$44	$279	$73	$7	$14	$(39)	$334
Mark-to-market	—	—	—	—	—	—	—	—	(27)	(27)
Project K and cost reduction activities	(30)	(15)	(1)	(11)	(57)	(12)	(1)	(2)	(13)	(85)
Other costs impacting comparability	—	—	—	—	—	—	—	—	—	—
Integration costs and acquisitions/divestitures	—	—	—	—	—	—	(2)	(4)	(1)	(7)
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(13)	—	—	(13)
Comparable	$140	$77	$64	$55	$336	$85	$23	$20	$2	$466
Comparable excluding Venezuela							$22		$2	$465
% change - 2016 vs. 2015:
Reported growth	31.8%	26.7%	7.8%	(5.2)%	19.3%	8.8%	255.8%	59.2%	(28.6)%	22.9%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	45.0%	0.9%
Project K and cost reduction activities	25.8%	14.5%	0.3%	7.3%	14.7%	9.2%	(13.5)%	11.3%	420.8%	14.4%
Other costs impacting comparability	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Integration costs and acquisitions/divestitures	—%	—%	—%	(0.1)%	—%	0.4%	34.3%	29.1%	(124.2)%	1.2%
Differences in shipping days	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	206.6%	—%	—%	3.1%
Comparable growth	6.0%	12.2%	7.5%	(12.4)%	4.6%	(0.8)%	28.4%	18.8%	(370.2)%	3.3%
Comparable growth excluding Venezuela							20.8%		(360.3)%	2.9%
Foreign currency impact	—%	—%	—%	0.4%	—%	(9.0)%	(40.4)%	12.4%	(96.7)%	(3.5)%
Currency-neutral comparable growth	6.0%	12.2%	7.5%	(12.8)%	4.6%	8.2%	68.8%	6.4%	(273.5)%	6.8%
Currency-neutral comparable growth excluding Venezuela							30.8%		(262.3)%	5.0%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Year-to-date period ended October 1, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$457	$230	$214	$135	$1,036	$216	$70	$50	$(75)	$1,297
Mark-to-market	—	—	—	—	—	—	—	—	(35)	(35)
Project K and cost reduction activities	(13)	(62)	(4)	(20)	(99)	(34)	(6)	(6)	(19)	(164)
Other costs impacting comparability	—	—	—	—	—	—	—	—	—	—
Integration costs and acquisitions/divestitures	—	—	—	—	—	1	1	—	(2)	—
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(13)	—	—	(13)
Comparable	$470	$292	$218	$155	$1,135	$249	$88	$56	$(19)	$1,509
Comparable excluding Venezuela							$80		$(19)	$1,501
Foreign currency impact	—	—	—	(2)	(2)	(17)	(246)	2	3	(260)
Currency-neutral comparable	$470	$292	$218	$157	$1,137	$266	$334	$54	$(22)	$1,769
Currency-neutral comparable excluding Venezuela							$87		$(13)	$1,531
Year-to-date period ended October 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$368	$302	$200	$140	$1,010	$191	$2	$36	$(109)	$1,130
Mark-to-market	—	—	—	—	—	—	—	—	(59)	(59)
Project K and cost reduction activities	(51)	(34)	(3)	(40)	(128)	(56)	(2)	(10)	(47)	(243)
Other costs impacting comparability	—	67	—	—	67	—	—	—	—	67
Integration costs and acquisitions/divestitures	—	—	—	—	—	(8)	(2)	(6)	(2)	(18)
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(115)	—	(1)	(116)
Comparable	$419	$269	$203	$180	$1,071	$255	$121	$52	$—	$1,499
Comparable excluding Venezuela							$90		$5	$1,473
% change - 2016 vs. 2015:
Reported growth	24.3%	(23.7)%	6.9%	(4.1)%	2.6%	13.6%	2,892.2%	40.0%	31.4%	14.8%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	11.3%	2.7%
Project K and cost reduction activities	12.1%	(10.6)%	(0.7)%	10.3%	2.9%	12.2%	1,004.8%	18.4%	848.9%	7.6%
Other costs impacting comparability	—%	(21.5)%	—%	—%	(6.2)%	—%	—%	—%	—%	(5.1)%
integration costs and acquisitions/divestitures	—%	—%	—%	(0.1)%	—%	3.8%	433.7%	12.8%	N/M	1.4%
Differences in shipping days	—%	—%	—%	—%	—%	0.2%	—%	—%	—%	—%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	1,480.3%	—%	N/M	7.5%
Comparable growth	12.2%	8.4%	7.6%	(14.3)%	5.9%	(2.6)%	(26.6)%	8.8%	(2,069.2)%	0.7%
Comparable growth excluding Venezuela							(11.0)%		(434.7)%	1.9%
Foreign currency impact	—%	—%	—%	(1.3)%	(0.2)%	(6.8)%	(205.4)%	4.3%	473.4%	(17.2)%
Currency-neutral comparable growth	12.2%	8.4%	7.6%	(13.0)%	6.1%	4.2%	178.8%	4.5%	(2,542.6)%	17.9%
Currency-neutral comparable growth excluding Venezuela							(2.5)%		(337.9)%	3.9%
N/M = Not meaningful
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Effective Tax Rate
to Comparable Effective Tax Rate

	Quarter ended		Year-to-date period ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Reported effective tax rate	17.5%	24.2%	22.3%	25.7%
Mark-to-market	(1.8)%	(1.1)%	(0.3)%	(0.3)%
Project K and cost reduction activities	(0.8)%	(0.2)%	(0.5)%	(0.5)%
Other costs impacting comparability	—%	—%	(1.4)%	(1.2)%
Integration costs	—%	(0.5)%	(0.1)%	(0.1)%
Venezuela remeasurement	—%	0.8%	0.2%	2.0%
Comparable effective tax rate	20.1%	25.2%	24.4%	25.8%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Significant items impacting comparability
Project K and cost reduction activities
During 2013, we announced Project K, a four-year efficiency and effectiveness program. The program is expected to generate a significant amount of savings that may be invested in key strategic areas of focus for the business. We expect that this investment will drive future growth in revenues, gross margin, operating profit, and cash flow. We recorded pre-tax charges related to this program of $36 million and $143 million for the quarter and year-to-date periods ended October 1, 2016, respectively. We also recorded charges of $85 million and $243 million for the quarter and year-to-date periods ended October 3, 2015, respectively.

In 2015 we initiated the implementation of a Zero-Based Budgeting (ZBB) program in our North America business. During 2016 ZBB is being expanded to include the international segments of the business. In support of the ZBB initiative, we incurred pre-tax charges of $4 million and $21 million for the quarter and year-to-date periods ended October 1, 2016.

Acquisitions
In September 2015, we completed the acquisition of Mass Foods, Egypt's leading cereal company for $46 million, or $44 million net of cash and cash equivalents acquired. The quarter ended October 1, 2016 represented the final reporting period in which year-over-year comparability was impacted for this acquisition. In our European reportable segment, for the quarter ended October 1, 2016 the acquisition added $6 million in net sales and less than $1 million of operating profit (before integration costs) that impacted the comparability of our reported results. For the year-to-date period ended October 1, 2016 the acquisition added $16 million in net sales and approximately $2 million in operating profit (before integration costs) that impacted comparability of our reported results.

In January 2015, we completed the acquisition of a majority interest in Bisco Misr, the number one packaged biscuits company in Egypt for $125 million, or $117 million net of cash and cash equivalents acquired. The quarter ended April 2, 2016 represented the final reporting period in which year-over-year comparability was impacted for this acquisition. In our European reportable segment, the acquisition added $9 million in net sales and less than $1 million of operating profit (before integration costs) that impacted the comparability of our reported results for the year-to-date period ended October 1, 2016.

Integration costs
We have incurred integration costs related to the integration of the 2015 acquisitions of Bisco Misr and Mass Foods, the 2015 entry into a joint venture with Tolaram Africa, and the 2012 acquisition of Pringles (integration completed in 2015) as we move these businesses into the Kellogg business model. We recorded pre-tax integration costs that were approximately $2 million and $3 million for the quarter and year-to-date periods ended October 1, 2016, respectively. We also recorded integration costs of $8 million and $22 million for the quarter and year-to-date periods ended October 3, 2015, respectively.

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. During the quarter and year-to-date periods ended October 1, 2016, we recognized a pre-tax mark-to-market charge of $28 million related to the remeasurement of a U.S. pension plan as a result of current year distributions in excess of service and interest costs. The recognized loss was due to an unfavorable change in the discount rate. We also recorded a pre-tax mark-to-market charge of $3 million and $7 million for the quarter and year-to-date periods ended October 1, 2016, respectively. We also recorded a pre-tax mark-to-market charge of $27 million and $59 million for the quarter and year-to-date periods ended October 3, 2015, respectively.

Other costs impacting comparability
During the quarter ended April 2, 2016, we redeemed $475 million of our 7.45% U.S. Dollar Debentures due 2031. During that same quarter, in connection with the debt redemption, we incurred $153 million of interest expense, consisting primarily of a premium on the tender offer and also including accelerated losses on pre-issuance interest rate hedges, acceleration of fees and debt discount on the redeemed debt and fees related to the tender offer.

During the quarter ended July 4, 2015, a series of previously executed agreements between Kellogg's and a third party variable interest entity (VIE) were terminated resulting in our determination that we were no longer the primary beneficiary of the VIE. Accordingly, we deconsolidated the financial statements of the VIE as of the end of the quarter. As a result of the agreement terminations and related settlements, we recognized a gain of $6 million in Other income (expense), net during the quarter. This gain, in combination with a related $25 million charge that was recorded during the quarter ended April 4, 2015, resulted in a net loss of $19 million in Other income (expense), net for the year-to-date period ended July 4, 2015.

In connection with the deconsolidation that occurred during the quarter, we derecognized all assets and liabilities of the VIE, including an allocation of a portion of goodwill from the U.S. Snacks operating segment, resulting in a $67 million non-cash gain, which was recorded within operating profit.

Venezuela remeasurement
During 2015 we experienced an increase in the amount of time it takes to exchange bolivars for U.S. dollars through the DIPRO (formerly CENCOEX) exchange. Due to this reduced availability of U.S. dollars and upon review of U.S. dollar cash needs in our Venezuela operations as of the quarter ended July 4, 2015, we concluded that we were no longer able to obtain sufficient U.S. dollars on a timely basis through the DIPRO exchange resulting in a decision to remeasure our Venezuela subsidiary's financial statements using the DICOM (formerly SIMADI) rate. In connection with the change in rates, we evaluated the carrying value of our non-monetary assets for impairment and lower of cost or market adjustments. As a result of moving from the CENCOEX official rate to the SIMADI rate, we recorded pre-tax charges totaling $152 million in the quarter ended July 4, 2015, including $112 million in the Latin America operating segment and $40 million in the Corporate operating segment. Of the total charges, $100 million was recorded in COGS, $3 million was recorded in SGA, and $49 million was recorded in Other income (expense), net. These charges consisted of $47 million related to the remeasurement of net monetary assets denominated in Venezuelan bolivar at the SIMADI exchange rate (recorded in Other income (expense), net), $56 million related to reducing inventory to the lower of cost or market (recorded in COGS) and $49 million related to the impairment of long-lived assets in Venezuela (recorded primarily in COGS).

We have evaluated all of the facts and circumstances surrounding our Venezuelan business and determined that as of October 1, 2016 the DICOM rate continues to be the appropriate rate to use for remeasuring our Venezuelan subsidiary’s financial statements.

Following the change to the SIMADI rate as of July 4, 2015, certain non-monetary assets related to our Venezuelan subsidiary continued to be remeasured at historical exchange rates. As these assets were utilized by our Venezuelan subsidiary during the second half of 2015 and first quarter of 2016 they were recognized in the income statement at historical exchange rates resulting in an unfavorable impact. We experienced an unfavorable pre-tax impact of approximately $4 million in the year-to-date period ended October 1, 2016 and $13 million during the quarter and year-to-date periods ended October 3, 2015 related to the utilization of these remaining non-monetary assets.

Additionally, with the introduction of the new DICOM floating rate in February 2016 we experienced an unfavorable pre-tax impact of approximately $7 million in the year-to-date period ended October 1, 2016 related to the utilization of non-monetary assets. These non-monetary assets were recognized in the income statement at historical exchange rates and primarily impacted COGS.

Foreign currency translation and the impact of Venezuela
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

As a result of our decision to change the exchange rate that we use to remeasure our Venezuela subsidiary from DIPRO (formerly CENCOEX) to the DICOM (formerly SIMADI) exchange rate beginning mid-2015, the methodology we use to calculate the impact of foreign currency translation, as described above, results in certain key performance metrics that are difficult to interpret when Venezuela is included in the financial results. The impact of this change in Venezuela exchange rates on year-over-year performance metrics is anticipated to be most significant for the four quarters ended July 2, 2016. To provide additional visibility to our business performance, we have also included key performance metrics excluding our Venezuela business. We believe the use of our standard currency-neutral methodology in combination with the additional visibility provided by excluding Venezuela from our key performance metrics provides important information to more fully understand currency-neutral operating results during this four-quarter transition.